To The Board of Directors of
First Sunrise Inc.

                   Re: First Sunrise Inc.



The B & B Group, LLP , certified public accountants, do hereby consent to the use of our opinion dated May 27, 1998 to First Sunrise Inc. to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission. We also consent to the use of our name under the caption "Experts" in the above-mentioned Registration Statement.





The B & B GROUP, LLP

The B & B GROUP, LLP

Dated: May 27, 1998

To The Board of Directors of
First Sunrise Inc.

                   Re: First Sunrise Inc.



SCHONFELD & WEINSTEIN, L.L.P. does hereby consent to the use of our opinion dated May 27, 1998, to First Sunrise Inc. to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.





Schonfeld & Weinstein, L.L.P.

SCHONFELD & WEINSTEIN, L.L.P.

Dated: May 27, 1998